UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 8, 2024 (January 3, 2024).

CLEAN ENERGY TECHNOLOGIES, INC.

(Exact name of Company as specified in its charter)

Nevada	001-41654	20-2675800
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

2990 Redhill Avenue

Costa Mesa, CA 92626

(Address of principal executive offices)

Phone: (949) 273-4990

(Company’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	CETY	Nasdaq

Item 1.01 Entry into a Material Definitive Agreement.

On January 3, 2024, Clean Energy Technologies, Inc. (the “Company”) entered into a securities purchase agreement (the “Agreement”) with FirstFire Global Opportunities Fund, LLC, a Delaware limited liability company (the “Buyer”), pursuant to which the Company agreed to issue and sell to the Buyer the promissory note of the Company in the principal amount of $143,750.00 (the “Note”), which amount is the $125,000.00 actual amount of the purchase price (the “Purchase Price”) plus an original issue discount in the amount of $18,750.00. The Note is convertible into shares of common stock of the Company, par value $0.001 per share (the “Common Stock”), upon the terms and subject to the limitations and conditions set forth in such Note.

As a condition to the sale of the Note, the Company issued to the Buyer 10,000 shares (the “Commitment Shares”) of Common Stock. On the closing date, the Buyer shall further withhold from the Pruchase Price (i) a non-accountable sum of $5,000.00 to cover the Buyer’s legal fees and (ii) a sum of $7,187.50 to cover the Company’s fees owed to Revere Securities LLC, a registered broker-dealer, in connection with this transaction.

The principal amount of the Note and all interest accrued thereon shall be repaid in monthly instalments till the maturity date of the Note, which is January 3, 2025. The Note provides for interest at the rate of 10% per annum, and is convertible into shares of our Common Stock at a price of $1.60 per share, subject to anti-dilution adjustments in the event of certain corporate events as set forth in the Note.

The Company sold the securities referenced in this Item 1.01 in reliance upon an exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506(b) promulgated thereunder.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed as Exhibit 10.1 to this current report on Form 8-K

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02.

Item 9.01 Financial Statement and Exhibits.

Exhibit No.	Description
10.1	The securities purchase agreement between Clean Energy Technologies, Inc. and FirstFire Global Opportunities Fund, LLC, dated January 3, 2024. The promissory note of the Company in the principal amount of $143,750.00 is contained in such agreement as Exhibit A.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clean Energy Technologies, Inc.

/s/ Kambiz Mahdi
By:	Kambiz Mahdi
Chief Executive Officer

Date:	January 8, 2024